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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-15251, 333-15249, 333-29055, 333-29057, 333-83791 and 333-83793 and 333-94869.

                  /s/ Arthur Andersen LLP
                  Arthur Andersen LLP

Boston, Massachusetts
March 27, 2000